Exhibit 99.1

PRESS RELEASE

Pieris Pharmaceuticals Reports Financial Results and Provides Corporate

Update for the Second Quarter Ended June 30, 2016

Company to Host an Investor Conference Call on Thursday,

August 11, 2016 at 10:00 AM ET

BOSTON, MA, August 10, 2016 – Pieris Pharmaceuticals, Inc. (NASDAQ:PIRS), a clinical-stage biotechnology company advancing novel biotherapeutics through its proprietary Anticalin® technology platform for cancer and other diseases, today reported financial results for the second quarter of 2016 and provided an update on the Company’s recent developments.

“During the second quarter, we strengthened our balance sheet and broadened our shareholder base, and continued to advance both our pipeline and partnerships, as part of our commitment to build a world-class protein biotherapeutic company. Our most advanced Anticalin® program, PRS-080, for anemia of chronic disease, is on track to complete the dosing in our ongoing Phase 1b single ascending dose study in anemia patients by year end. Our asthma program, PRS-060, which targets the clinically validated IL-4 receptor (IL-4Ra), as well as our lead immuno-oncology (IO) bispecific program, PRS-343, which targets CD137 and HER-2, are progressing through IND-enabling studies and remain on track for the initiation of a first-in-human study in the first half of 2017,” said Stephen Yoder, President and CEO. “We also strengthened our balance sheet last month when we closed a $16.5 million private placement financing, extending our financial runway by about one year, while also helping to bring in new and highly regarded institutional healthcare investors. Finally, we continue to advance our next generation immuno-oncology portfolio of multispecific therapeutic proteins, as well as our partnerships with Roche, Sanofi and Daiichi-Sankyo, while continuing to explore additional collaborations. We remain committed to the development of innovative immuno-oncology multispecifics, as evidenced by our recent PD-1 antibody in-license agreement, which will enable us to independently develop novel multispecifics centered on PD-1 blockade, a core component of the standard regimen in immuno-oncology.”

Second Quarter Highlights:

•	Completed $16.5 million private placement financing, led by BVF Partners L.P.

•	Advancing PRS-080 through an ongoing Phase 1 single ascending dose study in anemia of chronic disease, with an expected completion of dosing by year end

•	Advancing PRS-060 through IND-enabling studies for moderate to severe asthma as an inhaled therapeutic, and towards a first-in-human study, expected to commence in 1H17

•	Advancing PRS-343 through IND-enabling studies and towards a first-in-patient study for a range of HER-2 positive cancers, expected to commence in 1H17

•	Initiated preclinical development of a novel multi-checkpoint blockade bispecific, PRS-332, comprising an anti-PD-1 antibody genetically linked to an existing Anticalin against an undisclosed checkpoint

•	Progressed our immuno-oncology R&D collaboration with Roche into lead candidate identification

Second Quarter Financial Update:

Cash Position – Cash and cash equivalents totalled $40.4 million at June 30, 2016, compared to $29.3 million at December 31, 2015. This increase was driven primarily by the private placement financing, which was completed in June 2016.

R&D Expenses – Research and development expenses were $4.5 million for the quarter ended June 30, 2016, compared to $1.7 million for the quarter ended June 30, 2015. The $2.8 million increase was primarily attributable to a $1.1 million increase in CMC and pre-clinical development costs for our PRS-300 series and PRS-060 programs, and a $2.1 million increase in other R&D costs including a $1.0 million in-license fee, additional personnel-related costs, including stock-based compensation expense and other program costs. These were offset with a decrease in the PRS-080 program of $0.4 million as the Phase 1a trial has been completed and the Phase 1b trial has been initiated using existing drug supply.

G&A Expenses – General and administrative expenses for the quarter ended June 30, 2016 were $2.4 million, compared to $2.0 million for the quarter ended June 30, 2015. The $0.4 million increase in G&A expenses was due to primarily to an increase in personnel-related expenses, including stock-based compensation expense offset by a decrease in various other expenses.

Net Loss – Net loss was $5.9 million or ($0.14) per share for the quarter ended June 30, 2016, compared to a net loss $3.5 million or ($0.12) per share for the quarter ended June 30, 2015.

Conference Call:

Pieris management will host a conference call beginning at 10:00 AM Eastern Time on Thursday, August 11, 2016, to discuss the second quarter financial results and provide a corporate update. You can join the call by dialing +1-877-407-8920 (US & Canada) or +1-412-902-1010 (International) and providing the conference ID: 13603006. An archived replay of the call will be available by dialling +1-877-660-6853 (US & Canada) or +1-201-612-7415 (International).

About Pieris

Pieris Pharmaceuticals is a clinical-stage biotechnology company that discovers and develops Anticalin protein-based drugs to target validated disease pathways in a unique and transformative way. Our pipeline includes immuno-oncology multi-specifics tailored for the tumor micro-environment, an inhaled Anticalin to treat uncontrolled asthma and a half-life-optimized Anticalin to treat anemia. Proprietary to Pieris, Anticalins are a novel class of protein therapeutics validated in the clinic and by partnerships with leading pharmaceutical companies. Anticalin®, Anticalins® are registered trademarks of Pieris. For more information visit www.pieris.com.

Company Contact:

Pieris Pharmaceuticals, Inc.

Darlene Deptula-Hicks

SVP & Chief Financial Officer

+1-603-553-5803

deptula@pieris.com

Investor Relations Contact:

The Trout Group

Thomas Hoffmann

+1-646-378-2931

thoffmann@troutgroup.com

Media Inquiries:

Gretchen Schweitzer

+49 172 861 8540

gschweitzer@macbiocom.com

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to novel technologies and methods; our business and product development plans; the timing and progress of our studies, our liquidity and ability to fund our future operations; our ability to achieve certain milestones and receive future milestone or royalty payments; or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates; competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and the Company’s Quarterly Reports on Form 10-Q.

(tables to follow)

PIERIS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2016	2015
	(Unaudited)
Assets:
Cash and cash equivalents	$40,374,433	$29,349,124
Prepaid expenses and other current assets	3,505,890	2,311,385

Total current assets	43,880,323	31,660,509

Property and equipment, net	2,446,917	2,162,771
Other noncurrent assets	127,336	126,781

Total Assets	$46,454,576	$33,950,061

Liabilities and stockholders’ equity:
Accounts payable	$1,638,220	$1,058,536
Accrued expenses	2,325,395	1,739,380
Deferred revenue, current portion	2,455,728	—

Total current liabilities	6,419,343	2,797,916

Deferred revenue, net of current portion	2,701,626	—
Other long-term liabilities	42,063	23,852
Total Liabilities	9,163,032	2,821,768
Total stockholders’ equity	37,291,544	31,128,293

Total liabilities and stockholders’ equity	$46,454,576	$33,950,061

PIERIS PHARMACEUTICALS, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Revenues	$1,072,862	$160,244	$2,319,506	$377,864
Operating expenses
Research and development	4,500,097	1,725,592	8,159,532	3,250,222
General and administrative	2,368,217	1,969,082	4,336,100	4,363,405

Total operating expenses	6,868,314	3,694,674	12,495,632	7,613,627
Loss from operations	(5,795,452)	(3,534,430)	(10,176,126)	(7,235,763)
Interest expense, net	—	(53)	—	(4,223)
Other income, net	(87,801)	4,484	131,819	5,253

Loss before income taxes	(5,883,253)	(3,529,999)	(10,044,307)	(7,234,733)
Provision (benefit) for income tax	—	—	—	—

Net loss	$(5,883,253)	$(3,529,999)	$(10,044,307)	$(7,234,733)

Basic and diluted net loss per share	$(0.14)	$(0.12)	$(0.25)	$(0.25)

Basic and diluted weighted average shares outstanding	40,862,608	29,429,522	40,347,816	29,361,566

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